UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 14, 2019

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2019, Income Opportunity Realty Investors, Inc. (“IOR” or the “Company”) announced its operational results for the quarter ended September 30, 2019. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 14, 2019

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 15, 2019

INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

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Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Income Opportunity Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.realtions@incomeopp-realty.com

New Concept Energy, Inc. Reports Third Quarter 2019 Results

DALLAS (November 14, 2019) Income Opportunity Realty Investors, Inc. (NYSE MKT: IOT), a Dallas-based real estate investment company, today reported results of operations for the third quarter ended September 30, 2019. For the three months ended September 30, 2019, we reported a net income applicable to common shares of $ 1.0 million or $0.25 per share, as compared to net income of $6 million or $1.44 per diluted share for the same period ended 2018.

Our primary business is investing in real estate and mortgage note receivables. Land held for development or sale has been our sole operating segment.

Expenses

General and administrative expenses were $99 thousand for the three months ended September 30, 2019. This represents an increase of $16 thousand, compared to general and administrative expenses of $83 thousand for the three months ended September 30, 2018. This increase was primarily driven by an increase in legal fees of approximately $17 thousand.

Net income fee to related party was $83 thousand for the three months ended September 30, 2019. This represents a decrease of $299 thousand, compared to the net income fee of $382 thousand for the three months ended September 30, 2018. The net income fee paid to our Advisor is calculated at 7.5% of net income.

Advisory fees were $186 thousand for the three months ended September 30, 2019 compared to $168 thousand for the same period in 2018 for an increase of $18 thousand. Advisory fees are computed based on a gross asset fee of 0.0625% per month (0.75% per annum) of the average of the gross asset value.

Other income (expense)

Interest income increased to $1.7 million for the three months ended September 30, 2019 compared to $1.2 million for the same period in 2018. The increase of $500 thousand was primarily due to an increase in the receivable amount owed from our Advisor and other related parties. In the third quarter of 2018, we sold our interest in a land development project which resulted in a pre-income tax gain of $7.3 million and an income tax expense of $1.6 million.

About Income Opportunity Realty Investors, Inc.

Income Opportunity Realty Investors, Inc., a Dallas-based real estate investment company, holds a portfolio of equity real estate in Texas, including undeveloped land. The Company invests in real estate through direct equity ownership and partnerships. For more information, visit the Company’s website at www.incomeopp-realty.com.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(dollars in thousands, except per share amounts)
Expenses:
General and administrative (including $61 and $67 for the three months and $209 and $201 for the nine months ended 2019 and 2018, respectively, to related parties)	$99	$83	$407	$359
Net income fee to related party	83	383	273	489
Advisory fee to related party	186	168	550	500
Total operating expenses	368	634	1,230	1,348
Net operating loss	(368)	(634)	(1,230)	(1,348)

Other income (expenses):
Interest income from related parties	1,672	1,201	4,991	3,324
Other Income	—	—	147	—
Total other income	1,672	1,201	5,138	3,324
Income before gain on sale of real estate land	1,304	567	3,908	1,976
Gain on sale of real estate land	—	7,323	—	7,323
Income before income taxes	1,304	7,890	3,908	9,299
Income tax expense	274	1,902	821	1,902
Net income	$1,030	$5,988	$3,087	$7,397

Earnings per share - basic and diluted
Net income	$0.25	$1.44	$0.74	$1.77

Weighted average common shares used in computing earnings per share	4,168,214	4,168,214	4,168,214	4,168,214

The accompanying notes are an integral part of these consolidated financial statements.

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INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
	(dollars in thousands, except par value amount)
Assets

Notes and interest receivable from related parties	$13,578	$14,030
Total notes and interest receivable	13,578	14,030
Cash and cash equivalents	1	4
Receivable and accrued interest from related parties	85,629	82,089
Total assets	$99,208	$96,123

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and other liabilities	$24	$26
Total liabilities	24	26
Shareholders’ equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 4,173,675 and outstanding 4,168,214 shares in 2019 and 2018	42	42
Treasury stock at cost, 5,461 shares in 2019 and 2018	(39)	(39)
Paid-in capital	61,955	61,955
Retained earnings	37,226	34,139
Total shareholders’ equity	99,184	96,097
Total liabilities and shareholders’ equity	$99,208	$96,123

The accompanying notes are an integral part of these consolidated financial statements.